As filed with the Securities and Exchange Commission on June 25, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Smithfield Foods, Inc.

(Exact Name of Registrant as Specified in its Charter)

Virginia	52-0845861
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Commerce Street Smithfield, Virginia	23430
(Address of Principal Executive Offices)	(Zip Code)

Smithfield Foods, Inc. 2008 Incentive Compensation Plan, as amended

(Full Title of the Plan)

Michael H. Cole, Esq.

Vice President, Chief Legal Officer and Secretary

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, Virginia 23430

(Name and Address of Agent for Service)

(757) 365-3030

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.50 par value per share, with associated Rights to Purchase Series A Junior Participating Preferred Shares, $1.00 par value per share (1)	8,000,000(2)	$15.49(3)	$123,920,000(3)	$8,835.50

(1)	Prior to the occurrence of certain events, the Rights to Purchase Series A Junior Participating Preferred Shares (the “Rights”) will be attached to and trade with the Common Stock. Value attributable to the Rights, if any, will be reflected in the market price of the Common Stock.
(2)	Pursuant to Rule 416(a), this Registration Statement also registers such number of additional securities that may be offered pursuant to the terms of the Plan which provides for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(3)	Computed pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. Such amount is based on the average of the high and low prices of the registrant’s common stock reported on the New York Stock Exchange on June 22, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 has been filed for the purpose of registering an additional 8,000,000 shares of the Common Stock of Smithfield Foods, Inc. (the “Company” or the “Registrant”) to be issued pursuant to the Company’s 2008 Incentive Compensation Plan, as amended (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the Plan (Registration Statement No. 333-153326) is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant heretofore filed with the Commission are hereby incorporated in this Registration Statement by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended May 2, 2010;

(2)	The Registrant’s Current Report on Form 8-K filed on June 21, 2010; and

(3)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A and the description of the Rights contained in the Registrant’s Registration Statement on Form 8-A, each filed on May 30, 2001 under Section 12(b) of the Securities Exchange Act of 1934, including any amendments to such Registration Statements hereafter filed.

All reports and other documents filed by the Registrant since the end of the fiscal year covered by the Registrant’s document referred to in paragraph (1) above pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

See Exhibit Index following signatures.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Williamsburg, Commonwealth of Virginia, on this 25th day of June, 2010.

SMITHFIELD FOODS, INC.

By:	/S/ MICHAEL H. COLE
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints C. Larry Pope, Robert W. Manly, IV and Michael H. Cole and, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments and post-effective amendments to this Registration Statement, and generally to do all things in their name in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/S/ JOSEPH W. LUTER, III Joseph W. Luter, III	Chairman of the Board and Director	June 25, 2010

/S/ C. LARRY POPE C. Larry Pope	President, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2010

/S/ ROBERT W. MANLY, IV Robert W. Manly, IV	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 25, 2010

/S/ KENNETH M. SULLIVAN Kenneth M. Sullivan	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 25, 2010

/S/ ROBERT L. BURRUS, JR. Robert L. Burrus, Jr.	Director	June 25, 2010

/S/ CAROL T. CRAWFORD Carol T. Crawford	Director	June 25, 2010

/S/ RAY A. GOLDBERG Ray A. Goldberg	Director	June 25, 2010

/S/ WENDELL H. MURPHY Wendell H. Murphy	Director	June 25, 2010

/S/ DAVID C. NELSON David C. Nelson	Director	June 25, 2010

/S/ GAONING NING Gaoning Ning	Director	June 25, 2010

/S/ FRANK S. ROYAL, M.D. Frank S. Royal, M.D.	Director	June 25, 2010

/S/ JOHN T. SCHWIETERS John T. Schwieters	Director	June 25, 2010

/S/ PAUL S. TRIBLE, JR. Paul S. Trible, Jr.	Director	June 25, 2010

/S/ MELVIN O. WRIGHT Melvin O. Wright	Director	June 25, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Amendment effective August 27, 2009 to the Amended and Restated Articles of Incorporation, including the Amended and Restated Articles of Incorporation of the Registrant, as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q Quarterly Report filed with the Commission on September 11, 2009).

4.2	Amendment to the Bylaws effective June 16, 2010, including the Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K filed with the Commission on June 18, 2010).

4.3	Form of certificate representing the Registrant’s Common Stock, par value $.50 per share (incorporated by reference to Exhibit 3 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 30, 2001).

4.4	Rights Agreement dated as of May 30, 2001, between the Registrant and Computershare Investor Services LLC, Rights Agent (incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 30, 2001).

4.5	Form of certificate representing Rights (incorporated by reference to Exhibit 5 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 30, 2001).

5	Opinion of Counsel.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (filed as part of Exhibit 5).

24	Power of Attorney (included herein).

99	Smithfield Foods, Inc. 2008 Incentive Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 10-Q Quarterly Report filed with the Commission on September 11, 2009).